PEDIATRX INC., UNIQUE HOSPITAL SPECIALTY PHARMA, BEGINS TRADING

CALIFON, NJ – January 6, 2011 – Hospital specialty pharmaceutical company PediatRx Inc. (“PediatRx”) began trading under the symbol OTCBB:PEDX following a merger with its wholly-owned subsidiary, effective December 28, 2010.

The initial PediatRx therapeutic area of focus is cancer and associated conditions/supportive care.

PediatRx has acquired GRANISOL™, the only FDA-approved liquid oral granisetron, used for the prevention of nausea and vomiting (emesis) associated with initial and repeat courses of chemotherapy or radiation. GRANISOL is available in an orange-flavored, ready-to-use liquid oral solution and offers an alternative to patients who may not be able, or not wish, to take tablets, IVs or other forms of anti-emesis therapy during cancer treatment. Following the acquisition of GRANISOL, PediatRx established manufacturing and distribution agreements with key partners to make GRANISOL available at key oncology centers and retail pharmacies in the USA.

PediatRx also intends to acquire and/or license, and become the sole marketer in the United States, of other FDA-approved, branded prescription drugs as well as reformulate certain compounds as more appropriate forms.

PediatRx has a category-expert management team of experienced entrepreneurs with a proven track record of success in big pharma, specialty pharma and start ups. This includes Dr. Cameron Durrant in the role of President, Chief Executive Officer and Director, David Tousley as Chief Financial Officer and Director, and Jorge Rodriguez as Vice President and Chief Commercial Officer. Details on management’s backgrounds can be found on the company website: www.pediatrx.com.

About GRANISOL

Granisetron is indicated for the prevention of:

  Nausea and vomiting associated with initial and repeat courses of emetogenic cancer therapy, including high-dose cisplatin.

  Nausea and vomiting associated with radiation, including total body irradiation and fractionated abdominal radiation.

Selected Safety Information

  Granisetron is contraindicated in patients with known hypersensitivity to the drug or any of its components.

  QT prolongation has been reported with granisetron. Use of Granisol Oral Solution in patients concurrently treated with drugs known to prolong the QT interval and/or are arrhythmogenic may result in clinical consequences.

  This drug should be used during pregnancy only if clearly needed.

  It is not known whether granisetron is excreted in human milk. Because many drugs are excreted in human milk, caution should be exercised when granisetron is administered to a nursing woman.

  Efficacy and safety were maintained with increasing age in the geriatric population.

  Safety and effectiveness in pediatric patients have not been established.

  The most common side effects observed with administration of granisetron were headache, asthenia, somnolence, diarrhea and constipation.

About PediatRx Inc.

PediatRx Inc. (www.pediatrx.com) is a unique hospital specialty pharmaceutical company and the first to focus on children suffering from serious conditions requiring hospitalization and hospital care. PediatRx trades on the OTCBB under the ticker symbol PEDX.

PediatRx Inc. is a corporation formerly known as Striker Energy Corp. (SKRY.OB), which changed its name by a vertical merger with its wholly-owned subsidiary, PediatRx Inc.

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic, research, development, reformulation, product performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning PediatRx’s intention to acquire and/or license, and become the sole marketer in the United States, of other FDA-approved, branded prescription drugs as well as reformulate certain compounds as more appropriate forms. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of PediatRx, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that PediatRx cannot execute its business plan for lack of capital or other resources, distribution, partnering or licensing/acquisition opportunities, as well as the risks described in the periodic disclosure documents filed on EDGAR by PediatRx, copies of which are also available on the company’s website. Any of these risks could cause PediatRx or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, PediatRx does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

PediatRx Inc.
Research & Business Development
Email: info@pediatrx.com

Shareholder & Media Relations
+1 908 975 0753
Email: ir@pediatrx.com

PD 25 (01/11)